UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 28, 2005

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13282	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2005, Penn Virginia Corporation (the "Company") filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "Initial 8-K") to describe the compensation of its non-employee directors (the "Director Compensation"). One of the components of the Director Compensation, as described in the Initial 8-K, is an annual award to non-employee directors of $90,000 worth of deferred common stock units, the actual number of which is determined based on the average closing price of the Company's Common Stock for the prior year (the "Valuation Method").

The purpose of this Form 8-K/A is to amend the Valuation Method described in the Initial 8-K as follows: The actual number of deferred common stock units awarded to non-employee directors in any given year will be based on the fair market value of the Company's Common Stock on the date on which such award is granted rather than on the average closing price of the Company's Common Stock for the prior year.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2005

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Senior Vice President and General Counsel